EX-99.906CERT

CERTIFICATION

Gurinder Ahluwalia, Principal Executive Officer, and Thomas Rose, Chief Financial Officer of GE Private Asset Management Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the year ended September 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Chief Financial Officer
GE Private Asset Management Funds	GE Private Asset Management Funds

/s/ Gurinder Ahluwalia	/s/ Thomas Rose
Gurinder Ahluwalia	Thomas Rose
Date: December 9, 2005	Date: December 9, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to GE Private Asset Management Funds and will be retained by GE Private Asset Management Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.